Exhibit 99.1

CytoSorbents Announces Filing of an Investigational Device Exemption (IDE) for

U.S. Trial on Ticagrelor Removal During Cardiothoracic Surgery

MONMOUTH JUNCTION, N.J., March 16, 2021 — CytoSorbents Corporation (NASDAQ: CTSO) announces the filing of an Investigational Device Exemption (IDE) application to conduct the clinical study, “Safe and Timely Antithrombotic Removal - Ticagrelor (STAR-T),” in the United States to support an initial FDA regulatory approval. This is being done under the previously announced FDA Breakthrough Designation granted for the removal of ticagrelor in a cardiopulmonary bypass circuit during urgent and emergent cardiac surgery.

Dr. Efthymios Deliargyris, MD, Chief Medical Officer of CytoSorbents stated, “We are very pleased with the investigational plan, set forth in the IDE filing, that we believe accurately reflects the spirit of the Breakthrough Designation and are looking forward to the Agency’s feedback. We expect that our discussions with FDA will complete in the second quarter of 2021 with the goal of beginning patient enrollment in the second half of 2021 across multiple leading U.S. institutions that have already expressed their keen interest to participate in this trial. We plan to discuss more detail on the trial upon approval of our IDE application.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 67 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure. CytoSorb® has been used in more than 121,000 human treatments to date. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma), and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $38 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including ECOS-300CY™, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ™, K+ontrol™, DrugSorb™, ContrastSorb, and others.   For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Amy Vogel

Investor Relations

(732) 398-5394

avogel@cytosorbents.com

Public Relations Contact:

Eric Kim

Rubenstein Public Relations

212-805-3052

ekim@rubensteinpr.com